Exhibit 99.01

August 7, 2017

To the Board of Directors of

MJ Biotech, Inc.

(f/k/a Michael James Enterprises, Inc.)

760 Route 10 West, Suite 203

Whippany, New Jersey

From:

Gina Morreale

Member of the Board Directors

and Chief Operating Officer

Effective August 7, 2017, I hereby resign as a Member of the Board Directors and Chief Operating Officer, of MJ Biotech, Inc. (f/k/a Michael James Enterprises, Inc.). I am also surrendering for cancellation all of the Series B Preferred stock certificates issued to me (240,000) as part of my employment.

This resignation is due to personal reasons and does not reflect any concerns and or disagreements relating to MJ Biotech, Inc.’s, current operations, policies or practices.

Sincerely

/s/ Gina Morreale

Gina Morreale